Exhibit 7.05





                        JOINDER TO JOINT FILING AGREEMENT
                        ---------------------------------

     The undersigned acknowledges and agrees (i) to be bound by that certain Joint Filing Agreement, dated as of May 30, 2006, executed in connection with the filing of the Schedule 13D related to ownership of securities in Kinder Morgan, Inc. and filed with the Securities and Exchange Commission on May 30, 2006 (the "Schedule 13D") and (ii) hereby designates and appoints each of Richard D. Kinder and Joseph Listengart as its attorney-in-fact with full power of substitution for each of them, each acting singly, to sign, file and make any amendments to such Schedule 13D.

     IN WITNESS WHEREOF, the undersigned hereby executes this Joinder to Joint Filing Agreement as of this 7th day of June, 2006



                                              /s/   Fayez Sarofim
                                              ----------------------------------
                                              Fayez Sarofim